UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2025

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle
Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)
(305) 460-8728 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amerant Bancorp Inc. (the “Company”) is filing this Amendment No. 2 (this “Amendment No. 2”) to the Company’s Current Report on Form 8-K, filed on November 6, 2025 (the “Original Report”), to update the disclosures contained therein under Item 5.02, which are hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment No. 2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed in the Original Report, on November 4, 2025, the Board of Directors (the “Board”) of the Company and Jerry Plush mutually agreed that he would step down as President and Chief Executive Officer, effective on November 5, 2025 (the “Separation Date”).

On November 25, 2025, the Company and Amerant Bank, N.A. (the “Bank”) executed a Release of All Claims with Mr. Plush (the “Release”) in connection with his separation and as a condition for Mr. Plush to receive the payments and benefits outlined in Section 8 of his Amended and Restated Employment Agreement, dated as of January 1, 2024, with the Company and the Bank (the “Employment Agreement”). Pursuant to the Employment Agreement and the Release, Mr. Plush will receive severance payments totaling $3,747,182.66, representing two times the sum of (i) his Base Salary as of the Separation Date and (ii) the average annual bonuses earned during the three full years preceding the Separation Date. These payments will be made in installments as specified in the Employment Agreement. In addition, Mr. Plush will receive a stipend equal to the Company’s share of COBRA premiums for up to eighteen (18) months for the group medical plan in effect immediately prior to his separation. The Company will also continue paying the premium for Mr. Plush’s term life insurance for twenty-four (24) months following the Separation Date and reimburse up to $25,000 for outplacement services incurred within twelve (12) months after separation.

In addition, the vesting and forfeiture of Mr. Plush’s outstanding equity awards as of the Separation Date were determined in accordance with the applicable equity award agreements. As a result, 38,343 performance stock units (PSUs) and 15,432 restricted stock units (RSUs), representing a pro-rata portion of his outstanding PSUs and RSUs, vested on the Separation Date, along with the corresponding dividend equivalent shares.

The Release includes a comprehensive waiver of claims against the Company, the Bank and its affiliates, subject to customary exclusions, indemnification, COBRA benefits, and claims that cannot be waived under applicable law. The Release also contains mutual non-disparagement provisions and confirms that certain provisions of the Employment Agreement relating to confidentiality, return of property, non-disparagement, and non-solicitation and non-competition, among others, will remain in effect following termination.

Mr. Plush has the right to revoke the Release within seven (7) days of his execution thereof, in which case the Company will not provide the payments or benefits described above.

The Release executed is substantially in the form of the Release included as Exhibit I to the Employment Agreement. The foregoing description of the Release does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the release, which is filed as Exhibit I to Exhibit 10.1 to the Current Report on Form 8-K filed on January 3, 2024 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2025	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Executive Vice President, Associate General Counsel and Corporate Secretary